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                        METROPOLITAN SERIES FUND, INC.

SUB-ITEM 77O TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

2007 QUARTER 2

NAME OF PORTFOLIO: BlackRock Aggressive Growth Portfolio
ISSUER: MetroPCS Communications Inc.
BROKER: Bear Stearns & Co., Inc.
UNDERWRITERS: Bear Stearns & Co., Inc.; Banc of America Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Inc.; Morgan Stanley & Co. Inc.; UBS Securities LLC; Thomas Weisel Partners LLC; Wachovia Capital Markets, LLC; Raymond James & Associates, Inc.
AFFILIATED UNDERWRITER IN THE SYNDICATE: Merrill Lynch
DATE OF PURCHASE: 04/18/2007
DATE OF OFFERING: 04/18/2007
AMOUNT OF PURCHASE: Fund 107,700 shares Sub-Adviser 146,000 shares
AMOUNT OF OFFERING: 50,000,000 shares
PURCHASE PRICE: $23
COMMISSION OR SPREAD: 1.081 shares

NAME OF PORTFOLIO: BlackRock Bond Income Portfolio
ISSUER: Mellon Capital IV
BROKER: Goldman, Sachs & Co.
UNDERWRITERS: Goldman, Sachs & Co.; Morgan Stanley & Co. Inc.; Barclays Capital Inc.; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities Inc.; Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Inc.; BNY Capital Markets, Inc.
AFFILIATED UNDERWRITER IN THE SYNDICATE: Merrill Lynch
DATE OF PURCHASE: 06/12/2007
DATE OF OFFERING: 06/12/2007
AMOUNT OF PURCHASE: Fund $2,325,000 Sub-Adviser $60,000,000
AMOUNT OF OFFERING: $500,000,000
PURCHASE PRICE: $100
COMMISSION OR SPREAD: 1.00%

NAME OF PORTFOLIO: BlackRock Diversified Portfolio
ISSUER: Mellon Capital IV
BROKER: Goldman, Sachs & Co.
UNDERWRITERS: Goldman, Sachs & Co.; Morgan Stanley & Co. Inc.; Barclays Capital Inc.; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities Inc.; Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Inc.; BNY Capital Markets, Inc.
AFFILIATED UNDERWRITER IN THE SYNDICATE: Merrill Lynch
DATE OF PURCHASE: 06/12/2007
DATE OF OFFERING: 06/12/2007

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AMOUNT OF PURCHASE: Fund $900,000 Sub-Adviser $60,000,000
AMOUNT OF OFFERING: $50,000,000
PURCHASE PRICE: $100
COMMISSION OR SPREAD: 1.00%

NAME OF PORTFOLIO: BlackRock Bond Income Portfolio
ISSUER: The Progressive Corporation
BROKER: Goldman, Sachs & Co.
UNDERWRITERS: Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Inc.
AFFILIATED UNDERWRITER IN THE SYNDICATE: Merrill Lynch
DATE OF PURCHASE: 06/18/2007
DATE OF OFFERING: 06/18/2007
AMOUNT OF PURCHASE: Fund $2,640,000 Sub-Adviser $105,000,000
AMOUNT OF OFFERING: $1,000,000,000
PURCHASE PRICE: $99.729
COMMISSION OR SPREAD: 1.00%

NAME OF PORTFOLIO: BlackRock Diversified Portfolio
ISSUER: The Progressive Corporation
BROKER: Goldman, Sachs & Co.
UNDERWRITERS: Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Inc.
AFFILIATED UNDERWRITER IN THE SYNDICATE: Merrill Lynch
DATE OF PURCHASE: 06/18/2007
DATE OF OFFERING: 06/18/2007
AMOUNT OF PURCHASE: Fund $1,040,000 Sub-Adviser $105,000,000
AMOUNT OF OFFERING: $1,000,000,000
PURCHASE PRICE: $99.729
COMMISSION OR SPREAD: 1.00%

The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

The underwriting was a firm commitment.

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The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

IN RESPECT OF ANY SECURITIES OTHER THAN MUNICIPAL SECURITIES, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), OR IN RESPECT OF ANY MUNICIPAL SECURITIES, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.